EMPLOYMENT AGREEMENT

ISSUED TO:  MR. CRAIG R. NELSON

POSITION:  CHIEF TECHNOLOGY OFFICER

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is entered into effective as of the 1st day of August 2013, by and between Oak Ridge Energy Technologies, Inc. ("Company"), and Craig Nelson, (“Nelson”).

PREMISES

A.

Company desires to employ Nelson as the Chief Technology Officer and Nelson desires to accept employment in such position.

B.

The parties desire to enter into this Agreement to set forth each party's rights and obligations under the employment relationship.

AGREEMENT

Now, Therefore, for and in consideration of the mutual covenants to be performed and the mutual benefits to be derived hereunder, the parties agree as follows:

1.

Employment.

Company hereby employs Nelson as the Chief Technology Officer to perform those duties customarily associated with such position and such other duties as may be assigned to Nelson by Company's CEO or Board of Directors from time to time.  Nelson accepts and agrees to such employment on the terms and conditions set forth in this Agreement.

2.

Term.

The term of this Agreement shall be for two (2) years, commencing on August 1, 2013, and expiring at midnight on July 31, 2015 (the "Initial Term"), unless earlier terminated in accordance with the provisions of this Agreement. Provided, the Initial Term and any subsequent terms will automatically renew for an additional one (1) year periods, unless six (6) months prior to the expiration of the then current term, either party gives written notice to the other that this Agreement will not renew for an additional term.

3.

Duties.

Nelson shall be employed by Company as the Chief Technology Officer. Nelson shall also serve in similar positions with such subsidiaries of Company as shall, from time to time, be requested by Company's President or Board of Directors.

Nelson shall devote substantially 90% of his working time and efforts to the business of Company and its subsidiaries, and shall not during the term of this Agreement be engaged in any other business activities that will significantly  interfere or conflict with the reasonable performance of his duties hereunder, except where approved by the Board of Directors.  Nelson may, without approval of the Board of Directors, serve or continue to serve as a board member, or advisor, or consultant to Mesdi Systems, Sisom Thin Films, and RTP Systems clients (Enser Corp, Quix Bottles, and Recompliant, Inc.).

4.

Compensation.

1)

Stock Participation (future). The Board of Directors will award Nelson additional options under a yet to be structured Stock Option Plan consistent with awards made to other employees of similar stature.

Employment Agreement – Craig Nelson

2)

Base Salary. For all services rendered by Nelson, Company shall initially pay to Nelson a base salary of One Hundred and Seventy Seven Thousand Dollars (US$177,000.00) per annum, beginning August 1, 2013, and continuing for an initial period of 24 months. All salary payments shall be subject to withholding and other applicable taxes.

3)

Executive Benefits.  Nelson shall be entitled to any employee benefits, as provided to other Company employees, including health medical and dental insurance. Company shall provide such health, medical and dental insurance to Nelson at Company’s expense.

4)

Reimbursement of Expenses. Company shall promptly reimburse Nelson for pre-approved expenses incurred in connection with Company’s business, including expense for travel, lodging, meals, beverages, entertainment and other items upon Nelson’s periodic presentation of an account of such expenses.

5)

Vacation. Nelson shall receive four weeks of paid vacation for each 12-month calendar year employed. Scheduling of vacation weeks shall be decided between the CEO and Nelson and will not adversely affect the Company’s operations or business.

5.

Non-Compete.

Nelson hereby agrees that during the term of this Agreement and for a period of one year following the expiration or earlier termination hereof, Nelson will not:

1)

Own, manage, operate, or control any business that is directly competitive with any business as conducted by Company or any subsidiary thereof during the term of this Agreement, in any geographic market in which Company or any subsidiary thereof conducts business, or proposes to conduct business during the term of this Agreement.

2)

Act as, or become employed as, an officer, director, manager, executive, consultant or agent of any business that is directly competitive with Company or any subsidiary thereof during the term of this Agreement in any geographic market in which Company or any subsidiary thereof conducts business during the term of this Agreement without the approval of the Board of Directors;

3)

Solicit any similar business to that of Company, or sell any products or services that are in direct competition  with Company's products and services, to any company which was within one year prior to the date of termination of Nelson's employment, a customer or client of Company or any of its subsidiaries; or

4)

Solicit the employment of any full time executives employed by Company or its subsidiaries as of the date of termination of this Agreement.

6.

Termination.

1)

Death.  Nelson's employment shall terminate automatically upon Nelson's death during the term of this Agreement.

2)

Disability.  If Nelson is absent from his full-time duties with Company as a result of incapacity due to mental or physical illness ("Disability") and such absence continues uninterrupted for a period of two (2) consecutive months, the base salary and any annual bonus payable to Nelson under this Agreement shall be reduced by 50% until such time as Nelson resumes the performance of his full-time duties with Company or this Agreement is terminated. If Nelson's disability continues for four

Employment Agreement – Craig Nelson

(4) consecutive months, Company may terminate Nelson's employment effective on the 30th day, after delivery to Nelson of a notice to that effect (the "Disability Termination Date"), unless Nelson returns to the full-time performance of his duties prior to the Disability Termination Date.

3)

Cause. Company may terminate Nelson's employment during the term of this Agreement for Cause.  For purposes of this Agreement, "Cause" shall mean: (i) Nelson being convicted of a felony; (ii) a willful act of  taken by Nelson in an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of employment with company in connection with his responsibilities; (iii) the willful and continued failure of Nelson to perform substantially his duties with Company or its affiliates (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to Nelson by the Board of Directors which specifically identifies the manner in which the Board of Directors believe Nelson has not substantially performed Nelson's duties and Nelson has not performed such duties within 30 days of such notice, or (iv) the willful engaging by Nelson in illegal conduct or gross misconduct which is materially and demonstrably injurious to Company. For purposes of this provision, no act or failure to act, on the part of Nelson, shall be considered "willful" unless it is done, or omitted to be done, by Nelson in bad faith or without reasonable belief that Nelson's action or omission was in the best interests of Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors based upon the advice of counsel for Company shall be conclusively presumed to be done, or omitted to be done, by Nelson in good faith and in the best interests of Company. The cessation of employment of Nelson shall not be deemed to be for Cause unless and until there shall have been delivered to Nelson a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors at a meeting held for that purpose (after reasonable notice is provided to Nelson and Nelson is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Nelson is guilty of the conduct described in subparagraph (i), (ii), (iii) or (iv) above, and specifying the particulars thereof in detail.

4)

Notice of Termination.   Any termination by Company shall be communicated by Notice of Termination to Nelson hereto in accordance with Section 12 of this Agreement.  For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Nelson's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date.

5)

Date of Termination. "Date of Termination" means (i) if Nelson's employment is terminated by Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Nelson's employment is terminated by Company other than for Cause or Disability, the Date of Termination shall be thirty (30) days after the date on which Company notifies Nelson of such termination, and (iii) if Nelson's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Nelson or the Disability Termination Date.

6)

Obligations of Company upon Termination.

a)

Other than for Cause, or Disability.  If, during the term of this Agreement, Company shall terminate Nelson's employment other than for Cause, Death or Disability:

1.

Company shall pay to Nelson in a lump sum in cash within 30 days after

Employment Agreement – Craig Nelson

the Date of Termination the aggregate of the following amounts:

i.

(a) One years base salary (b) reimbursement of any and all monies advanced in connection with Nelson's employment through the Date of Termination.

ii.

To the extent not theretofore paid or provided, Company shall timely pay or provide to Nelson any other amounts or benefits required to be paid or provided or which Nelson is eligible to receive under any plan, program, policy or practice or contract or agreement of Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

b)

Death.  If Nelson's employment is terminated by reason of Nelson's death during the Employment Period, this Agreement shall terminate without further obligations to Nelson's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Stock owned by Nelson at the time of Death will remain owned by Nelsons Estate.

c)

Disability.  If Nelson's employment is terminated by reason of Nelson's disability during the term of this Agreement, this Agreement shall terminate without further obligations to Nelson, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Nelson in a lump sum in cash within 30 days of the Date of Termination, and Other Benefits shall be paid as soon as practicable in accordance with the most favorable practices, policies and procedures followed by Company with respect to other executive employees.

d)

Cause- Other than for Good Reason.  If Nelson's employment shall be terminated for Cause during the term of this Agreement, this Agreement shall terminate without further obligations to Nelson other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.   If Nelson voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to Nelson, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In any event, all Accrued Obligations shall be paid to Nelson in a lump sum in cash within 30 days of the Date of Termination.

7.

Nontransferability.

Neither Nelson, Nelson's spouse, Nelson's designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement.  Such payments and other rights are expressly declared nonassignable and nontransferable except as specifically provided herein.

8.

Indemnification.

Company shall indemnify Nelson and hold Nelson harmless from liability for acts or decisions made by Nelson and/or Company while performing services for Company to the greatest extent permitted by the Florida Business Corporation Act and shall advance funds to Nelson for the defense of any action, suit or proceeding prior to the conclusion thereof to the maximum extent permitted by the Florida Business Corporation Act.  Company shall use its best efforts to obtain coverage for Nelson under a directors and

Employment Agreement – Craig Nelson

officers liability insurance policy which is issued by a recognized insurer of national standing acceptable to Nelson, and which provides coverage customarily contained in director and officer liability insurance policies carried by companies of comparable size and structure that are engaged in business in a similar industry.

9.

Assignment.

This Agreement may not be assigned by either party without the prior written consent of the other party.

10.

Notice.

Any notices or other communications required or permitted hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by a commercially recognized overnight delivery service providing confirmation of delivery, addressed as follows:

If to Nelson, to:

Craig Nelson

735 Glengarry Drive

Melbourne, Florida 32940

If to Company, to:

Oak Ridge Micro-Energy, Inc.

C/O Jeffrey Flood CEO

751 North Drive

Melbourne Florida

Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

11.

Entire Agreement.

This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of Nelson by Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto setting forth the specific manner in which this Agreement is to be amended or modified.

12.

Enforcement.

Each of the parties to this Agreement shall be entitled to any remedies available in equiry or by stature with respect to the breach of the terms of this Agreement by the other party. Nelson hereby specifically acknowledges and agrees that a breach of the agreements, covenants and conditions contained in Section 6 of this Agreement may cause irreparable harm and damage to Company, that the remedy at law, for the breach or threatened breach of such provisions of this Agreement may be inadequate, and that, in addition to all other remedies available to Company for such breach or threatened breach (including, without limitation, the right to recover damages), Company shall be entitled to injunctive relief for any breach or threatened breach of such sections of this Agreement.

13.

Governing Law.

Employment Agreement – Craig Nelson

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

14.

Full Settlement.

Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Company may have against Nelson or others. In no event shall Nelson be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Nelson under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Nelson obtains other employment.

15.

Severability.

If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

16.

Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any covenant, agreement, term, or condition.

17.

Litigation Expenses.

If Nelson or Company retains legal counsel and/or incurs other costs and expenses in connection with the enforcement of any or all of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs, and expenses incurred by the prevailing party in connection with the enforcement of this Agreement.

18.

Survivability.

The provisions of Sections 8 and 10 shall survive termination of this Agreement.

19.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Employment Agreement – Craig Nelson

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first above written.

Company: Oak Ridge Micro-Energy, Inc. – Mr Jeffrey Flood CEO /s/ Jeffrey Flood

Nelson: Mr Craig Nelson

_________

Employment Agreement – Craig Nelson